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                                                                   EXHIBIT 10.48

                  [SPECTRUM PHARRMACEUTICALS, INC. LETTERHEAD]

March 26, 2003

Mr. A.P. Mehta
Director
LEKAR Pharma Limited
83 B & C Sheth Govindrao Smrithi
Dr. Annie Besant Road, Worli,
Mumbai 400 018

Dear Mr. Mehta,

This letter of agreement spells out the basic terms under which Lekar Pharma Limited or its affiliate will invest $1 million into Spectrum Pharmaceuticals, Inc. The investments will be made in two parts contingent upon the achievement of two milestones.

The first milestone will be the acceptance by the US Food and Drug Administration of an ANDA filing by Spectrum on behalf of JBCPL for ciproflaxicin, and the investment will be $250,000 in cash for Spectrum shares, based on the closing price of Spectrum stock on the day prior to acceptance by the US Food and Drug Administration.

The second milestone will be the approval by the US Food and Drug Administration of the ANDA filing by Spectrum on behalf of JBCPL for ciproflaxicin, and the investment will be $750,000 in cash for Spectrum shares, based on the closing price of Spectrum stock on the day prior to approval by the US Food and Drug Administration.

The investment would be subject to approval by the Reserve Bank of India or other appropriate authority under the prevailing laws of India.

Agreed to this 26th day of March 2003, by

                                         /s/ Rajesh Shrotriya
                                         ---------------------------------------
                                         Rajesh Shrotriya, M.D.
                                         Chairman, Chief Executive Officer
                                         and President
                                         Spectrum Pharmaceuticals, Inc.

                                         /s/ A.P. Mehta
                                         ---------------------------------------
                                         Mr. A.P. Mehta
                                         Director
                                         Lekar Pharma Limited




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